John Hancock Life Insurance Company (U.S.A.) A Stock Company

SUPPLEMENTARY BENEFIT

ENHANCED DEATH BENEFIT PROTECTION RIDER

This rider attaches to and forms part of your policy. It takes effect at the same time as your policy. The Rider Charge payable for this rider is shown in the Policy Specifications for this rider.

Unless this rider states otherwise, the provisions set out in your policy will apply to this rider. Terms that are not defined herein have the same meaning as set forth in the policy. Should any provisions in the policy conflict with this rider, the provisions of this rider will prevail.

The Life Insured for this benefit is the same person who is the Life Insured under your policy. If this rider is attached to a survivorship policy, the Lives Insured for this benefit will be the same persons who are the Lives Insured under your policy. The name of the Life Insured or, if applicable, the names of the Lives Insured, are shown in the Policy Specifications.

RIDER BENEFIT

This rider provides a Death Benefit Protection feature for a maximum coverage period of up to when the Life Insured reaches Age 121 (or if attached to a survivorship policy, when the younger of the Lives Insured reaches Age 121, or would have reached Age 121, if living).

This feature prevents your policy from going into default provided that the Net Death Benefit Protection Value is greater than zero. However, this feature will not prevent your policy from going into default if the Policy Debt is greater than zero and exceeds the Policy Value. While the Death Benefit Protection feature keeps the policy In Force, we will continue to take Monthly Deductions but only to the extent that such deductions after the application of any credits do not reduce the Policy Value to a value that is less than zero. Any portion of the Monthly Deductions after the application of any credits that reduces the Policy Value to a value that is less than zero will not be taken.

Net Death Benefit Protection Value

This is an amount equal to the Death Benefit Protection Value, as described below, less Policy Debt.

Death Benefit Protection Value

This is a reference value only. It is determined in the same way that the Policy Value is determined, as described in the Policy Value section of your policy, except that:

(a)	the Premium Charge applied to premiums paid will be the Death Benefit Protection Premium Charge shown in the Policy Specifications for this rider;

(b)	the Administrative Charge deducted monthly from the Death Benefit Protection Value will be the Death Benefit Protection Administrative Charge shown in the Policy Specifications for this rider;

(c)

the Face Amount Charge, Total Face Amount Charge, or Contract Charge (whichever is applicable to your policy) deducted monthly from the Death Benefit Protection Value will be the Death Benefit Protection Face Amount Charge, Death Benefit Protection Total Face Amount Charge, or Death Benefit Protection Contract Charge (whichever is applicable to your policy) shown in the Policy Specifications for this rider;

(d)

the Net Premium, after any deductions due are taken, is applied to the Death Benefit Protection Value retroactive to the beginning of the Policy Month in which the premium is received and is credited with interest at the Death Benefit Protection Annual Interest Rate(s) shown in the Policy Specifications for this rider. If the Death Benefit Protection Value divided by the Face Amount or Total Face Amount (whichever is applicable to your policy) exceeds any applicable Death Benefit Protection Bonus Threshold Rate, the rate of interest will be increased by the Death Benefit Protection Annual Bonus Rate, if any, shown in the Policy Specifications for this rider;

(e)	the rates used in calculating the Death Benefit Protection Cost of Insurance Charge are the Monthly Death Benefit Protection Cost of Insurance Rates shown in the Policy Specifications for this rider;

(f)	no Policy Value Credit is applied to the Death Benefit Protection Value;

(g)	no Asset Credit, Asset Bonus, Persistency Bonus, or Policy Credit, if any, is applied to the Death Benefit Protection Value;

(h)	no Advance Contribution Charge is deducted from the Death Benefit Protection Value;

(i)	no Asset-Based Risk Charge or Indexed Performance Charge, if any, is deducted from the Death Benefit Protection Value;

ICC22 23EDBPR	1

RIDER BENEFIT (continued)

(j)	the Net Amount at Risk used in calculating the Death Benefit Protection Cost of Insurance Charge is the amount determined by subtracting (a) from the greater of (b) or (c), where:

(a)	is the Death Benefit Protection Value;

(b)

is the sum of the Face Amount (or Total Face Amount, whichever is applicable) and any death benefit payable under any supplementary benefit riders that have a cost of insurance charge, divided by the Death Benefit Discount Factor shown in the Policy Specifications for the policy, plus the Death Benefit Protection Value if Death Benefit Option 2 has been elected for the policy; and

(c)	the Minimum Death Benefit Factor for the Age of the Life Insured (or if attached to a survivorship policy, Age of the younger of the Lives Insured) multiplied by the Death Benefit Protection Value.

The Death Benefit Protection Value is not used in determining the actual Policy Value, Minimum Death Benefit, Cash Surrender Value, or Insurance Benefit provided by the policy.

Default of the Death Benefit Protection Feature

This feature will go into default at the beginning of any Policy Month in which the Net Death Benefit Protection Value is less than or equal to zero after we deduct the Monthly Deductions, as modified by the Death Benefit Protection Value provision, that are due for that month.

Death Benefit Protection Feature Grace Period

We will allow 61 days from the date this feature goes into default for you to mail the Death Benefit Protection Default Payment described below to bring the feature out of default. At least 30 days prior to termination of the feature, we will send a notice to your last known address, specifying the amount you must pay to bring the feature out of default. If we have notice of a policy assignment on file at our Service Office, we will mail a copy of the notice of the amount due to the assignee on record.

Death Benefit Protection Default Payment

The amount required to bring this feature out of default, referred to as the Death Benefit Protection Default Payment, is an amount equal to (a) plus (b) where:

(a)	is the amount necessary to bring the Net Death Benefit Protection Value to zero, if it is less than zero, at the date of default; and

(b)	is the amount necessary to keep the Net Death Benefit Protection Value above zero for the next three Policy Months.

If the Death Benefit Protection Default Payment is not mailed by the end of the Death Benefit Protection Feature Grace Period, then this feature will terminate.

Termination of the Death Benefit Protection Feature

This feature terminates at the earliest of:

(a)	the end of the Death Benefit Protection Feature Grace Period if you have not paid the Death Benefit Protection Default Payment;

(b)	the date your policy terminates; and

(c)	the date the Life Insured reaches Age 121 (or if attached to a survivorship policy, the date the younger of the Lives Insured reaches Age 121 or would have reached Age 121, if living).

This feature cannot be reinstated after it terminates.

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

ICC22 23EDBPR	2

1. POLICY SPECIFICATIONS (continued) – Policy [12 345 678]

SUPPLEMENTARY BENEFITS

BENEFIT	ENHANCED DEATH BENEFIT PROTECTION RIDER

RIDER CHARGE	A percentage of each premium payment, as shown below.

Policy Years	Percentage

1	20%
2-10	20%
11+	20%

DEATH BENEFIT PROTECTION VALUE CALCULATION

The following terms and values are used in calculating the Death Benefit Protection Value as described in this rider:

Death Benefit Protection	A percentage of each premium payment, as shown below.
Premium Charge

Policy Years	Percentage

1	50%
2-10	35%
11+	25%

Death Benefit Protection Administrative Charge	$[30.00] per month

Death Benefit Protection Face Amount Charge	A monthly charge that is a rate per $1,000 of Face Amount. The rates are shown in Section 2. This charge does not apply to any increase in Face Amount due to a Death Benefit Option change.

Death Benefit Protection Cost of Insurance Charge	Determined in accordance with the Benefit provision of this rider. Monthly Death Benefit Protection Cost of Insurance Rates are shown in Section 2.

Death Benefit Protection Annual Interest Rates	Shown in Section 2

Death Benefit Protection Annual Bonus Rate	[0.09%]

Death Benefit Protection Bonus Threshold Rates	Shown in Section 2

ICC22 23EDBPR(PVUL)-sp	3.x

2. TABLES OF RATES (continued) – Policy [12 345 678]

DEATH BENEFIT PROTECTION FACE AMOUNT CHARGE RATES

The Death Benefit Protection Face Amount Charge Rates per $1,000 of Face Amount are shown below for each Age. For Age 121 and above, the Death Benefit Protection Face Amount Charge Rate per $1,000 of Face Amount is 0.0000.

Age	Rate per $1,000 of Face Amount	Age	Rate per $1,000 of Face Amount

35	2.5840	79	0.4780
36	2.5840	80	0.4780
37	2.5840	81	0.4780
38	3.6920	82	0.4780
39	3.6920	83	0.4780
40	3.6920	84	0.4780
41	3.6920	85	0.4780
42	3.6920	86	0.4780
43	3.6920	87	0.4780
44	3.6920	88	0.4780
45	3.6920	89	0.4780
46	3.6920	90	0.4780
47	3.6920	91	0.4780
48	3.6920	92	0.4780
49	3.6920	93	0.4780
50	11.4720	94	0.4780
51	10.9940	95	0.4780
52	10.5160	96	0.4780
53	10.0380	97	0.4780
54	9.5600	98	0.4780
55	9.0820	99	0.4780
56	8.6040	100	0.4780
57	8.1260	101	150.0000
58	7.6480	102	150.0000
59	7.1700	103	150.0000
60	6.6920	104	150.0000
61	6.2140	105	150.0000
62	5.7360	106	150.0000
63	5.2580	107	150.0000
64	4.7800	108	150.0000
65	4.3020	109	150.0000
66	3.8240	110	150.0000
67	3.3460	111	150.0000
68	2.8680	112	150.0000
69	2.3900	113	150.0000
70	1.9120	114	150.0000
71	1.4340	115	150.0000
72	0.9560	116	150.0000
73	0.4780	117	150.0000
74	0.4780	118	150.0000
75	0.4780	119	150.0000
76	0.4780	120	150.0000
77	0.4780	121	0.0000
78	0.4780

ICC22 23EDBPR(PVUL)-sp	4.x

2. TABLES OF RATES (continued) – Policy [12 345 678]

MONTHLY DEATH BENEFIT PROTECTION COST OF INSURANCE RATES

The Monthly Death Benefit Protection Cost of Insurance Rates per dollar of Death Benefit Protection Value Net Amount at Risk (“Rates”) are shown below for each Age. The Rates have been adjusted for any applicable Additional Rating applied to the Cost of Insurance Rates as shown in Section 1. For Age 121 and above, the Rate is 0.0000000.

Age	Rates	Age	Rates	Age	Rates

35	0.0010189	66	0.0021133	97	0.0833333
36	0.0010591	67	0.0021880	98	0.0833333
37	0.0010780	68	0.0022666	99	0.0833333
38	0.0010906	69	0.0023509	100	0.0833333
39	0.0011035	70	0.0024460	101	0.0833333
40	0.0011149	71	0.0025558	102	0.0833333
41	0.0011269	72	0.0026833	103	0.0833333
42	0.0011467	73	0.0028264	104	0.0833333
43	0.0011668	74	0.0029821	105	0.0833333
44	0.0011860	75	0.0135541	106	0.0833333
45	0.0012055	76	0.0152027	107	0.0833333
46	0.0012295	77	0.0170295	108	0.0833333
47	0.0012571	78	0.0190619	109	0.0833333
48	0.0012868	79	0.0213783	110	0.0833333
49	0.0013195	80	0.0240443	111	0.0833333
50	0.0013501	81	0.0271172	112	0.0833333
51	0.0013813	82	0.0305675	113	0.0833333
52	0.0014116	83	0.0460844	114	0.0833333
53	0.0014476	84	0.0522488	115	0.0833333
54	0.0014869	85	0.0594685	116	0.0833333
55	0.0015406	86	0.0666666	117	0.0833333
56	0.0015835	87	0.0666666	118	0.0833333
57	0.0016249	88	0.0666666	119	0.0833333
58	0.0016672	89	0.0766666	120	0.0833333
59	0.0017119	90	0.0833333	121	0.0000000
60	0.0017659	91	0.0833333
61	0.0018172	92	0.0833333
62	0.0018775	93	0.0833333
63	0.0019426	94	0.0833333
64	0.0020128	95	0.0833333
65	0.0020401	96	0.0833333

ICC22 23EDBPR(PVUL)-sp	4.x

2.TABLES OF RATES (continued) – Policy [12 345 678]

DEATH BENEFIT PROTECTION ANNUAL INTEREST RATES

Death Benefit Protection Annual Interest Rates are shown below for each Age. For Age 121 and above, the Death Benefit Protection Annual Interest Rate is 0.00%.

Age	Rate	Age	Rate
35	2.00%	79	0.50%
36	2.00%	80	0.50%
37	2.00%	81	0.50%
38	2.00%	82	0.50%
39	2.00%	83	0.50%
40	2.00%	84	0.50%
41	2.00%	85	0.50%
42	2.00%	86	0.50%
43	2.00%	87	0.50%
44	2.00%	88	0.50%
45	2.00%	89	0.50%
46	2.00%	90	0.50%
47	2.00%	91	0.50%
48	2.00%	92	0.50%
49	2.00%	93	0.50%
50	2.50%	94	0.50%
51	2.50%	95	0.50%
52	2.50%	96	0.50%
53	2.50%	97	0.50%
54	2.50%	98	0.50%
55	2.50%	99	0.50%
56	2.50%	100	0.50%
57	2.50%	101	0.50%
58	2.50%	102	0.50%
59	2.50%	103	0.50%
60	3.00%	104	0.50%
61	3.00%	105	0.50%
62	3.00%	106	0.50%
63	3.00%	107	0.50%
64	3.00%	108	0.50%
65	3.00%	109	0.50%
66	3.00%	110	0.50%
67	3.00%	111	0.50%
68	3.00%	112	0.50%
69	3.00%	113	0.50%
70	3.00%	114	0.50%
71	3.00%	115	0.50%
72	3.00%	116	0.50%
73	3.00%	117	0.50%
74	3.00%	118	0.50%
75	0.50%	119	0.50%
76	0.50%	120	0.50%
77	0.50%	121	0.00%
78	0.50%

ICC22 23EDBPR(PVUL)-sp	4.x

2. TABLES OF RATES (continued) – Policy [12 345 678]

DEATH BENEFIT PROTECTION BONUS THRESHOLD RATES

Death Benefit Protection Bonus Threshold Rates are shown below for each Age. For Age 121 and above, the Death Benefit Protection Bonus Threshold Rate is 100.00%.

Age	Threshold Rate	Age	Threshold Rate
35	32.45%	79	100.00%
36	34.26%	80	100.00%
37	35.96%	81	100.00%
38	37.67%	82	100.00%
39	38.87%	83	100.00%
40	40.11%	84	100.00%
41	41.40%	85	100.00%
42	42.74%	86	100.00%
43	44.13%	87	100.00%
44	45.56%	88	100.00%
45	47.38%	89	100.00%
46	49.47%	90	100.00%
47	51.63%	91	100.00%
48	53.88%	92	100.00%
49	66.20%	93	100.00%
50	68.57%	94	100.00%
51	70.84%	95	100.00%
52	73.25%	96	100.00%
53	75.79%	97	100.00%
54	78.48%	98	100.00%
55	91.29%	99	100.00%
56	94.23%	100	100.00%
57	97.30%	101	100.00%
58	100.00%	102	100.00%
59	100.00%	103	100.00%
60	100.00%	104	100.00%
61	100.00%	105	100.00%
62	100.00%	106	100.00%
63	100.00%	107	100.00%
64	100.00%	108	100.00%
65	100.00%	109	100.00%
66	100.00%	110	100.00%
67	100.00%	111	100.00%
68	100.00%	112	100.00%
69	100.00%	113	100.00%
70	100.00%	114	100.00%
71	100.00%	115	100.00%
72	100.00%	116	100.00%
73	100.00%	117	100.00%
74	100.00%	118	100.00%
75	100.00%	119	100.00%
76	100.00%	120	100.00%
77	100.00%	121	100.00%
78	100.00%

ICC22 23EDBPR(PVUL)-sp	4.x